Pennsylvania Real Estate Investment Trust
200 South Broad Street, Philadelphia, PA 19102
www.preit.com
Phone: 215-875-0700
Fax: 215-546-7311
Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports First Quarter 2011 Results

Philadelphia, PA, April 27, 2011 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2011.

Ronald Rubin, Chairman and Chief Executive Officer, said, “We’re pleased to report our fifth consecutive quarterly increase in comp-store sales, up to $357 per square foot. Performance was in line with our expectations and our improved sales are creating exciting opportunities for the portfolio.”

Funds From Operations (“FFO”) for the quarter ended March 31, 2011 was $21.3 million, or $0.37 per diluted share. FFO for the quarter ended March 31, 2010 was $25.5 million, or $0.55 per diluted share.

Same store NOI excluding lease termination revenue for the quarter ended March 31, 2011 decreased 0.7% to $66.7 million, compared to $67.2 million for the quarter ended March 31, 2010. Lease termination revenue for the quarter ended March 31, 2011 decreased $1.8 million compared to the quarter ended March 31, 2010. Same store results represent retail properties owned for the full periods presented.

Total NOI was $66.8 million for the quarter ended March 31, 2011, compared to $71.6 million for the quarter ended March 31, 2010, a decrease of 6.7%, primarily due to the sale of five power centers in September 2010 and lower lease termination revenue. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $14.3 million, or $0.27 per diluted share, for the quarter ended March 31, 2011, compared to a net loss attributable to PREIT of $17.6 million, or $0.41 per diluted share, for the quarter ended March 31, 2010.

Primary Factors Affecting Financial Results

Results for the quarter ended March 31, 2011 included:

•	Increased weighted average shares, as a result of the public offering of 10.35 million common shares in May 2010; and

•	A $6.8 million reduction in depreciation and amortization, as the value of in-place lease intangibles related to properties acquired in 2003 became fully amortized during 2010.

Results for the quarter ended March 31, 2010 also included:

•	$2.4 million of NOI from the five wholly-owned power centers sold in September 2010.

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Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	March 31, 2011	March 31, 2010
Sales per square foot (1)	$357	$341

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	March 31, 2011	March 31, 2010 (2)
Retail portfolio weighted average:
Total including anchors	90.8%	90.1%
Total excluding anchors	87.1%	85.6%
Enclosed malls weighted average:
Total including anchors	90.4%	90.0%
Total excluding anchors	86.5%	85.5%
Strip/power centers weighted average:	94.2%	90.5%

(1)

Occupancy for both periods presented includes all tenants irrespective of the term of their agreement. Previously, occupancy was reported excluding tenants under agreements with an initial term of less than one year.

(2)	Occupancy for the period ended March 31, 2010 was adjusted to exclude the five power centers that were sold in September 2010.

2011 Outlook

The Company reaffirms its estimates provided on February 23, 2011 that net loss per diluted share and FFO per diluted share for 2011 will be as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.56	$1.66
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.44)	(2.44)

Net loss attributable to PREIT	$(0.88)	$(0.78)

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s first quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2322 (domestic) or (480) 629-9715 (international), at least five minutes before the scheduled start time, and provide conference ID number 4433573. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast. Financial and statistical information will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through May 11, 2011 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation number: 4433573). The online archive of the webcast will be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight strip and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. Similarly, FFO per diluted share and OP Unit is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities.

The Company uses FFO and FFO per diluted share and OP Unit in measuring its performance against peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenue (determined in accordance with GAAP) minus operating expenses (determined in accordance with GAAP). It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

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The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of discontinued operations, impairment losses, project costs, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Moreover, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as capital application provisions and limits on PREIT’s ability to pay distributions on its common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; economic conditions and their effect on employment, business and consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in this or other press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2010. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

**    Quarterly supplemental financial and operating    **

**    information will be available on www.preit.com    **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2011	December 31, 2010
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,452,231	$3,448,900
Construction in progress	122,842	121,547
Land held for development	17,031	17,021

Total investments in real estate	3,592,104	3,587,468
Accumulated depreciation	(759,991)	(729,086)

Net investments in real estate	2,832,113	2,858,382

INVESTMENTS IN PARTNERSHIPS, at equity:	30,833	30,959

OTHER ASSETS:
Cash and cash equivalents	37,921	42,327
Tenant and other receivables (net of allowance for doubtful accounts of $22,098 and $22,083 at March 31, 2011 and December 31, 2010, respectively)	37,718	40,732
Intangible assets (net of accumulated amortization of $54,514 and $52,904 at March 31, 2011 and December 31, 2010, respectively)	14,177	15,787
Deferred costs and other assets, net	90,640	91,930

Total assets	$3,043,402	$3,080,117

LIABILITIES:
Mortgage loans (including debt premium of $1,288 and $1,569 at March 31, 2011 and December 31, 2010, respectively)	$1,738,741	$1,744,248
Exchangeable notes (net of debt discount of $2,329 and $2,809 at March 31, 2011 and December 31, 2010, respectively)	134,571	134,091
Term loans	347,200	347,200
Tenants’ deposits and deferred rent	16,060	16,583
Distributions in excess of partnership investments	45,253	44,614
Fair value of derivative liabilities	23,740	27,233
Accrued expenses and other liabilities	52,704	61,618

Total liabilities	2,358,269	2,375,587

EQUITY:	685,133	704,530

Total liabilities and equity	$3,043,402	$3,080,117

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Quarter Ended March 31, 2011				Quarter Ended March 31, 2010
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total	Consolidated	Share of unconsolidated partnerships	Discontinued operations	Total
(in thousands except per share amounts)
Real estate revenue(a)	$109,562	$9,298	$—	$118,860	$111,730	$9,237	$3,194	$124,161
Operating expenses	(49,093)	(3,007)	—	(52,100)	(48,657)	(3,105)	(770)	(52,532)

NET OPERATING INCOME	60,469	6,291	—	66,760	63,073	6,132	2,424	71,629

General and administrative expenses	(9,582)	—	—	(9,582)	(9,687)	—	—	(9,687)
Interest and other income	918	—	—	918	728	—	—	728
Project costs and other expenses	(144)	—	—	(144)	(293)	—	—	(293)
Interest expense, net	(33,613)	(2,778)	—	(36,391)	(34,206)	(1,584)	(625)	(36,415)
Depreciation on non real estate assets	(252)	—	—	(252)	(439)	—	—	(439)

FUNDS FROM OPERATIONS	17,796	3,513	—	21,309	19,176	4,548	1,799	25,523
Depreciation on real estate assets	(34,258)	(1,970)	—	(36,228)	(40,291)	(2,459)	(1,277)	(44,027)
Equity in income of partnerships	1,543	(1,543)	—	—	2,089	(2,089)	—	—
Operating results from discontinued operations	—	—	—	—	522		(522)	—

Net Loss	$(14,919)	$—	$—	$(14,919)	$(18,504)	$—	$—	$(18,504)

(a) Total includes the non-cash effect of straight-line rent of $209 and $522 for the quarters ended March 31, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,466				43,672
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				555				111

Total weighted average shares outstanding, including OP Units				57,350				46,112

FUNDS FROM OPERATIONS				$21,309				$25,523

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.37				$0.55

	Same Store Quarter Ended March 31,		Non Same Store Quarter Ended March 31,		Total Quarter Ended March 31,
SAME STORE RECONCILIATION	2011	2010	2011	2010	2011	2010
Real estate revenue	$118,376	$120,440	$484	$3,721	$118,860	$124,161
Operating expenses	(51,614)	(51,396)	(486)	(1,136)	(52,100)	(52,532)

NET OPERATING INCOME (NOI)	$66,762	$69,044	$(2)	$2,585	$66,760	$71,629

Lease termination revenue	25	1,808	—	—	25	1,808

NOI - EXCLUDING LEASE TERMINATION REVENUE	$66,737	$67,236	$(2)	$2,585	$66,735	$69,821

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Quarter Ended
STATEMENTS OF OPERATIONS	March 31,	March 31,
(In thousands, except per share amounts)	2011	2010
REVENUE:
Real estate revenue:
Base rent	$71,759	$71,841
Expense reimbursements	33,762	34,234
Percentage rent	982	884
Lease termination revenue	25	1,808
Other real estate revenue	3,034	2,963

Real estate revenue	109,562	111,730
Interest and other income	918	728

Total revenue	110,480	112,458

EXPENSES:
Property operating expenses:
CAM and real estate tax	(37,304)	(36,569)
Utilities	(5,831)	(6,301)
Other	(5,958)	(5,787)

Total operating expenses	(49,093)	(48,657)

Depreciation and amortization	(34,510)	(40,730)
Other expenses:
General and administrative expenses	(9,582)	(9,687)
Project costs and other expenses	(144)	(293)

Total other expenses	(9,726)	(9,980)

Interest expense, net	(33,613)	(34,206)

Total expenses	(126,942)	(133,573)

Loss before equity in income of partnerships, gains on sales of real estate	(16,462)	(21,115)
Equity in income of partnerships	1,543	2,089
Gains on sales of real estate	—	—

Net loss from continuing operations	(14,919)	(19,026)
Net income from discontinued operations	—	522

Net loss	(14,919)	(18,504)
Less: Net loss attributed to noncontrolling interest	601	878

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(14,318)	$(17,626)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.27)	$(0.41)

Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.27)	$(0.41)

Weighted average number of shares outstanding for diluted EPS	54,466	43,672

(1)

For the quarters ended March 31, 2011 and 2010, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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